UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007

BROADWAY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27464	95-4547287
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Wilshire Boulevard, Los Angeles, California	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d). Election of Directors

On January 17, 2007, the Board of Directors of Broadway Financial Corporation (the “Company”) and its wholly owned subsidiary, Broadway Federal Bank, f.s.b. (the “Bank”) appointed Mr. Paul Hudson, currently Chief Executive Officer and a member of the Board of Directors of both the Company and the Bank, as Chairman of the Board of Directors to replace Mr. Elbert Hudson who retired on December 31, 2006.

In addition, the Company and the Bank’s Board of Directors elected Mr. F. Glenn Harvey, currently President and Chief Operating Officer of the Bank, as a member of the Board of Directors of the Company and the Bank. There are no arrangements or understandings pursuant to which Mr. Harvey was elected as a director. Mr. Harvey will serve on the Executive Committee of the Company and the Bank. Mr. Harvey does not have any relationships and has not entered into any transactions that would be reportable under Item 404(a) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION
(Registrant)

Date: January 23, 2007	By	/s/ Sam Sarpong
Sam Sarpong
Senior Vice President and
Chief Financial Officer